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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in: (1) the Registration Statement (Form S-8 No. 333-37051) pertaining to the Amended and Restated Gaylord Entertainment Company 401(K) Savings Plan of Gaylord Entertainment Company; (2) the Registration Statement (Form S-8 No. 333-37053) pertaining to the 1997 Stock Option and Incentive Plan of Gaylord Entertainment Company; (3) the Registration Statement (Form S-8 No. 333-79223) pertaining to the Employee Stock Purchase Plan of Gaylord Entertainment Company; (4) the Registration Statement (Form S-8 No. 333-31254) pertaining to the Amended and Restated 1997 Stock Option and Incentive Plan of Gaylord Entertainment Company; (5) the Registration Statement (Form S-8 No. 333-40676) pertaining to the 1997 Omnibus Stock Option and Incentive Plan of Gaylord Entertainment Company; (6) the Registration Statement (Form S-8 No. 333-110636) pertaining to the ResortQuest International, Inc. Amended and Restated 1998 Long-Term Incentive Plan of Gaylord Entertainment Company; (7) the Registration Statement (Form S-8 No. 333-118011) pertaining to the ResortQuest Savings & Retirement Plan of Gaylord Entertainment Company; and
(8) the Registration Statement (Form S-3 No. 333-111813) of Gaylord Entertainment Company, of our reports dated March 10, 2006 with respect to the consolidated financial statements and financial statement schedules of Gaylord Entertainment Company, and Gaylord Entertainment Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Gaylord Entertainment Company, included in this Annual Report (Form 10-K) for the year-ended December 31, 2005.

                                            /s/ ERNST & YOUNG LLP

Nashville, Tennessee
March 10, 2006